Exhibit 10.7e

SECOND AMENDMENT TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

This SECOND AMENDMENT TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT (this “Second Amendment”) is dated as of the 16th day of May, 2013, and is entered into between GK FINANCING, LLC, a California limited liability company (“GKF”), and FROEDTERT MEMORIAL LUTHERAN HOSPITAL, INC., a non-profit Wisconsin corporation (“Medical Center”), with reference to the following facts:

RECITALS

A.	GKF and Medical Center are parties to a certain Lease Agreement for a Gamma Knife United dated May 28, 1999, which Lease Agreement was amended by letter addendums and by a First Amendment dated December 29, 2008 (as amended, the “Agreement”).

WHEREAS, the parties desire to further amend the terms and provisions of the Agreement as set forth herein.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby amend the Agreement as follows:

AGREEMENT

1.               Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.

2.              Per Procedure Payment. In consideration of implementation of the American Tax Payer Relief Act of 2012, effective on May 1, 2013, Exhibit 1 of the Agreement (Per Procedure Payments) shall be deleted in its entirety and replaced with Exhibit 1 attached hereto. Provided, however, if Section 634 is modified or repealed, Medical Center shall pay to GKF the non-Medicare fee per procedure payment for Medicare procedures effective the date of the modification or repeal of Section 634.

3.              Full Force and Effect. Except as amended by this Second Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect. Notwithstanding the foregoing, to the extent of any conflict or inconsistency between the terms and provisions of this Second Amendment and that of the Agreement, the terms and provisions of this Second Amendment shall prevail and control.

[Signatures continued on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

GKF:		Medical Center:

GK FINANCING, LLC		FROEDTERT MEMORIAL LUTHERAN
HOSPITAL, INC.

By:	/s/ Ernest A. Bates, MD	By:	/s/ Jeffrey Van De Kreeke
Name:	Ernest A. Bates, MD	Name:	Jeffrey Van De Kreeke
Title:	Policy Committee Member	Title:	VP – Finance

Exhibit 1

PER PROCEDURE PAYMENTS

Annual Paid Procedures Performed	Non-Medicare Fee Per Procedure	Medicare Fee Per Procedure
1-100	$9,500	$9,200
101-150	$7,750	$7,450
151+	$7,000	$6,700

Notwithstanding anything to the contrary set forth herein, (a) for purposes of determining the per procedure payment, the number of annual procedures performed shall be reset to zero (0) on each anniversary of the first day of the first full month after the Effective Date of this Agreement; (b) for purposes of determining the applicable per procedure payment tier, non-Medicare and Medicare procedures will be grouped chronologically as they are performed; and (c) there shall be no retroactive adjustment of the per procedure payment irrespective of whether the number of procedures performed during any fiscal year reaches a lower per procedure payment level. For example, if during an annual measuring period, 120 procedures are performed (of which 70 are non-Medicare procedures and 50 are Medicare procedures), then, (i) for each of the first 100 procedures performed (irrespective of the number of non-Medicare and Medicare procedures comprising the first 100 procedures), Medical Center would pay $9,500 for each non-Medicare procedure and $9,200 for each Medicare procedure; and (ii) for each of the next 20 procedures performed (irrespective of the number of non-Medicare and Medicare procedures comprising the next 20 procedures), Medical Center would pay $7,750 for each non-Medicare procedure and $7,450 for each Medicare procedure.

If no Procedures are performed utilizing the Equipment, no charges shall be incurred by Medical Center.

As used in the Agreement, a “Procedure” shall mean any treatment, whether performed on an inpatient or outpatient basis, that involves stereotactic, external, single fraction, conformal radiation, commonly called radiosurgery, that may include one or more isocenters during the patient treatment session, delivered to any site(s) superior to the foramen magnum, that is performed by Medical Center or its representatives or affiliates, irrespective of whether the Procedure is performed on the Model C or using any other equipment or devices.

Within then (10) days after Medical Center’s receipt of written request by GKF, GKF shall have the right to audit Medical Center’s books and records (including, without limitation, the books and records pertaining to any other radiosurgery equipment or devices) to verify the number of Procedures that have been performed by Medical Center, and Medical Center shall provide GKF with access to such books and records; provided that any patient names or identifiers shall not be disclosed.